UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
__________________________

FORM 8-K/A
(Amendment No. 2)

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) December 7, 2016

AMERICAN DG ENERGY INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-34493	04-3569304
(Commission File Number)	(IRS Employer Identification No.)

45 First Avenue
Waltham, Massachusetts	02451
(Address of Principal Executive Offices)	(Zip Code)

(781) 622-1120
(Registrant’s Telephone Number, Including Area Code)

_______________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

EXPLANATORY NOTE: This Current Report on SEC Form 8-K/A No.2 is being filed to correct a coding and a typographical error that was made in the SEC Form 8-K/A No.1 filed earlier today, Wednesday, December 7, 2016, by American DG Energy, Inc., (the "Company"). The coding error was that this Current Report should have been filed under "Item 8.01 Other Events" of SEC Form 8-K and not "Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers" of SEC Form 8-K.
This Current Report on SEC Form 8-K/A also corrects an error in and provides additional detail to our 8-K filed with the SEC on December 5, 2016 (the "Initial Report").
In the course of drafting exhibit 99.1 to the Initial Report, certain typographical errors were made and certain details were mistakenly omitted from the earnings per share section of the Statements of Operations (the "EPS Section"). The EPS Section should have read as follows:

Loss per share from continuing operations - basic and diluted	$ (0.09)	$ (0.09)
Loss per share from discontinued operations - basic and diluted	$ (0.02)	$ (0.02)
Net loss per share - basic and diluted	$ (0.11)	$ (0.12)

We have concluded that the Changes are immaterial and we intend to make them in the Company's coming SEC Report on Form S-4.
Except as stated herein, this Current Report on Form 8-K does not reflect events occurring after the filing of the Report and no attempt has been made in this Current Report on Form 8-K to modify or update other disclosures as presented in the Report. Accordingly, this Current Report on Form 8-K should be read in conjunction with the Report and our filings with the Commission subsequent to the filing of the Report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:	December 7, 2016	AMERICAN DG ENERGY INC.
By: /s/ Bonnie Brown
Bonnie Brown, Chief Financial Officer